UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported: February 25, 2009
Commission File No. 1-8968
ANADARKO PETROLEUM CORPORATION
1201 Lake Robbins Drive, The Woodlands, Texas 77380-1046
(832) 636-1000

Incorporated in the State of Delaware	Employer Identification No. 76-0146568
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b)-(c), (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) On February 25, 2009, the Board of Directors of Anadarko Petroleum Corporation (the “Company”) elected R.A. Walker as Chief Operating Officer of the Company, replacing Karl F. Kurz, who was named Senior Vice President pending his departure from the Company in March 2009. Mr. Walker’s appointment will be effective March 1, 2009. Mr. Walker, age 52, has served as the Company’s Senior Vice President, Finance and Chief Financial Officer since September 2005. Prior to joining Anadarko, he served as Managing Director for the Global Energy Group of UBS Investment Bank from 2003 to 2005 and was President and Chief Financial Officer of 3TEC Energy Corporation from 2000 to 2003. From 1987 to 2000, he worked for Prudential Capital Group in a variety of merchant banking positions and was Senior Managing Director and Co-head at the time of his departure. He has also served as a director of Temple-Inland, Inc. since November 2008, and as the Chairman of Western Gas Holdings, LLC, a subsidiary of Anadarko and the general partner of Western Gas Partners, LP, since August 2007.
     On February 25, 2009, the Company’s Board of Directors also elected Robert G. Gwin as Senior Vice President, Finance and Chief Financial Officer, replacing Mr. Walker. Mr. Gwin’s appointment is effective March 1, 2009. Mr. Gwin, age 45, has served as a Senior Vice President of the Company since March 2008. He also currently serves as President, Chief Executive Officer and a director of Western Gas Holdings, LLC. He joined Anadarko in January 2006 as Vice President, Finance and Treasurer. Prior to joining Anadarko, he served as Chief Executive Officer of Community Broadband Ventures, LP from November 2004 to January 2006. Prior to this position, he served as Chairman, President and CEO of Prosoft Learning Corporation from November 2002 to November 2004 and served as its Chief Financial Officer from 2000 to November 2002. Previously, Mr. Gwin spent 10 years at Prudential Capital Group in merchant banking roles of increasing responsibility, including serving as Managing Director with responsibility for the firm’s energy investments worldwide.
     The information in paragraph (e) below relating to compensation arrangements is incorporated herein by reference.
(b) In connection with the above elections, effective as of March 1, 2009, Mr. Walker will no longer serve as Chief Financial Officer of the Company. Effective March 1, 2009, Mr. Kurz will no longer serve as Chief Operating Officer of the Company but will remain as Senior Vice President until his departure in March 2009 to ensure an effective transition of the office and duties of the Chief Operating Officer.
(e) In connection with Mr. Walker’s election as Chief Operating Officer, no changes were made to Mr. Walker’s compensation.
     In connection with Mr. Gwin’s appointment as Senior Vice President, Finance and Chief Financial Officer, Mr. Gwin will receive, effective March 1, 2009, (i) an increase in base salary from $475,000 to $575,000; (ii) an increase in his 2009 bonus target opportunity under the Company’s annual incentive program from 90% of base salary to 95% of base salary; (iii) a total of 29,900 shares of restricted stock units and options to purchase 66,200 shares of the Company’s common stock under the Company’s 2008 Omnibus Incentive Compensation Plan. The restricted stock units will vest equally over three years beginning on the first anniversary of the grant. The options will have a term of seven years and will vest equally over 3 years beginning on the first anniversary of the grant.
     In connection with Mr. Kurz’s departure from the Company, and in recognition of his valuable contributions during his tenure at the Company, on February 25, 2009 the Company’s Board of Directors approved a severance package for Mr. Kurz under the Company’s Officer Severance Plan that includes the following payments and benefits:
•	a severance amount comprised of: (i) 30 months of base salary and an amount equal to Mr. Kurz’s bonus target of 100% of base salary ($2,388,750), (ii) a prorated bonus for 2009 (at target) ($168,288), (iii) a lump sum equal to the present value of his retiree life insurance policy ($281,762), (iv) a lump sum representing the present value of the additional amount that Mr. Kurz would have received under the Company’s Retirement Plan had he been eligible for retirement (i.e., age 55) at the time of his termination ($656,433), and (v) a lump sum equal to two years of financial counseling and tax preparation services ($24,898);

•	pursuant to the terms of Mr. Kurz’s restricted stock and restricted stock unit agreements, all of Mr. Kurz’s restricted stock and restricted stock units will vest upon termination and be paid in shares of Anadarko common stock;

•	pursuant to the terms of Mr. Kurz’s 2007 performance unit agreements, Mr. Kurz will be paid in shares of Anadarko common stock based on target level of performance;

•	pursuant to the terms of Mr. Kurz’s 2008 performance unit agreement, Mr. Kurz will be paid in cash based on target level of performance;

•	the vesting of all of Mr. Kurz’s outstanding stock options will be accelerated, and Mr. Kurz will have eighteen months from his date of termination to exercise such options, unless the term of such options expires prior to that date by their own terms;

•	continuation of medical and dental coverage at active employee rates for six months (with COBRA costs covered by the Company after that date for 18 months or until Mr. Kurz secures other employment, whichever is earlier);

•	Mr. Kurz may elect to receive a lump sum distribution of accrued pension benefits under the Company’s Retirement Plan at any time following his termination date;

•	a lump sum payment of accrued Retirement Restoration Plan benefits, which will be paid six months after the termination date;

•	a lump sum payment of accrued Deferred Compensation Plan benefits, which will be paid six months after the termination date;

•	a lump sum payment for benefits accrued under the Company’s Savings Restoration Plan through December 31, 2004, which will be paid immediately after the termination date, and any amounts accrued under this plan after such date, which will be paid six months after the termination date;

•	a standard lump sum payment for unused 2009 paid time off; and

•	Company perquisites which Mr. Kurz was previously receiving will continue through the termination date.
Payment of the above severance amount is conditioned upon Mr. Kurz’s execution of a Termination Agreement and Release of All Claims, which among other things contains a non-

solicitation provision that will be effective for a period of eighteen months after his termination date.
A copy of the press release announcing these leadership changes is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

99.1	Press release dated February 25, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized officer.

ANADARKO PETROLEUM CORPORATION (Registrant)
February 25, 2009	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel, and Chief Administrative Officer